G. BRAD BECKSTEAD
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                             702.257.1984
                                                             702.362.0540 (efax)



                         CONSENT OF INDEPENDENT AUDITOR

January 11, 2002


To Whom It May Concern:

I have issued my report dated January 11, 2002, accompanying the financial statements of ReserveNet, Inc. on Form SB-2 for the three months and nine months ending September 30, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of ReserveNet, Inc. on Form SB-2 (File No. 333-68312, filed on August 24, 2001), as amended, filed on or about January 11, 2002.

Signed,


/s/ G. Brad Beckstead
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G. Brad Beckstead, CPA